Exhibit 99.2

CERTIFICATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection  with the Quarterly  Report of CVB Financial  Corp.  (the "Company") on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"),  I,
Edward J.  Biebrich,  Jr.,  Chief  Financial  Officer of the Company,  certify,  pursuant to 18 U.S.C.ss. 1350,  as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)      The Report fully complies with the  requirements of section 13(a) or 15(d) of the Securities  Exchange Act of 1934; and

(2)      The  information  contained  in the Report  fairly  presents,  in all  material  respects,  the  financial condition and result of operations of the Company.

Date:    May 14, 2003                                                  /s/  Edward  J.  Biebrich Jr.
                                                                      ---------------------------

                                                                       Edward J. Biebrich Jr.
                                                                       Chief Financial Officer

As signed original of this written  statement  required by Section 906 has been provided to CVB Financial Corp. and will be retained by CVB Financial  Corp.  and furnished to the Securities  and Exchange  Commissioner  on its staff upon request.